As filed with the Securities and Exchange Commission on July 1, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-3032373
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

54 St. Emanuel Street

Mobile, Alabama 36602

(Address of Principal Executive Offices, including Zip Code)

COMPUTER PROGRAMS AND SYSTEMS, INC. AMENDED AND RESTATED 2019 INCENTIVE PLAN

(Full title of the plan)

Christopher L. Fowler

President and Chief Executive Officer

Computer Programs and Systems, Inc.

54 St. Emanuel Street

Mobile, Alabama 36602

(251) 639-8100

(Name, address, and telephone number, including area code, of agent for service)

With a Copy to:

Timothy W. Gregg

Maynard, Cooper & Gale, P.C.

1901 Sixth Avenue North

1700 Regions/Harbert Plaza

Birmingham, Alabama 35203

(205) 254-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement is being filed in order to register an additional 1,085,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Computer Programs and Systems, Inc. (the “Registrant”), which are issuable pursuant to the Computer Programs and Systems, Inc. 2019 Amended and Restated Incentive Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the information contained in the Registrant’s Registration Statement on Form S-8 (No. 333-231193) filed with the Securities and Exchange Commission (the “Commission”) on May 3, 2019 relating to the Plan is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Commission, are incorporated by reference and made a part hereof:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022;

•	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 2, 2022, May 2, 2022, May 3, 2022, and May 16, 2022; and

•

The Description of Securities Registered under Section 12 of the Securities Exchange Act of 1934 filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The Registrant is not incorporating by reference any Current Reports on Form 8-K through which it furnished, rather than filed, information with the Commission.

Additionally, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the effective date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports and other documents.

Any statement contained herein or in any document to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

1

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement.

Exhibit No.	Exhibit Description

4.1	Certificate of Incorporation (filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-84726) and incorporated herein by reference)

4.2	Amended and Restated Bylaws (filed as Exhibit 3 to the Registrant’s Current Report on Form 8-K dated October 28, 2013 and incorporated herein by reference)

4.3	Amendment to Amended and Restated Bylaws (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated January 22, 2019 and incorporated herein by reference)

4.4	Computer Programs and Systems, Inc. Amended and Restated 2019 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated May 13, 2022 and incorporated herein by reference)

5.1*	Opinion of Maynard, Cooper & Gale, P.C., counsel to the Registrant

23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm

23.2*	Consent of Maynard, Cooper & Gale, P.C. (contained in Exhibit 5.1 to this Registration Statement)

24.1*	Powers of Attorney (included on the signature pages to this Registration Statement)

107*	Filing Fee Table

*	Filed herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mobile, State of Alabama, on July 1, 2022.

COMPUTER PROGRAMS AND SYSTEMS, INC.

By:	/s/ Christopher L. Fowler
Name:	Christopher L. Fowler
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher L. Fowler and Matt J. Chambless, and each of them severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated on the 1st day of July, 2022.

Signature	Title

/s/ Christopher L. Fowler Christopher L. Fowler	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Matt J. Chambless Matt J. Chambless	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)

/s/ James B. Britain James B. Britain	Vice President-Finance and Controller (Principal Accounting Officer)

/s/ Glenn. P. Tobin Glenn P. Tobin	Chairman of the Board of Directors

/s/ Regina M. Benjamin Regina M. Benjamin	Director

/s/ David A. Dye David A. Dye	Director and Chief Growth Officer

/s/ Christopher T. Hjelm Christopher T. Hjelm	Director

/s/ Charles P. Huffman Charles P. Huffman	Director

/s/ Denise W. Warren Denise W. Warren	Director

3